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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
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                                      NAME                                             STATE OF
                                ----------------                                       INCORPORATION
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Concentra Arkansas, L.L.C. (doing business as Concentra Medical Centers)               Delaware
Concentra Berks Lancaster, L.L.C. (doing business as Concentra Medical Centers)        Delaware
Concentra Birmingham, L.L.C. (doing business as Concentra Medical Centers)             Delaware
Concentra Health Services, Inc. (doing business as Concentra Medical Centers)          Nevada
Concentra Integrated Services, Inc.                                                    Massachusetts
Concentra Iowa, L.L.C. (doing business as Concentra Medical Centers)                   Iowa
Concentra Laboratory, L.L.C. (doing business as Advanced Toxicology Network)           Delaware
Concentra Managed Care Business Trust                                                  Massachusetts
Concentra Management Services, Inc.                                                    Nevada
Concentra New Orleans, L.L.C. (doing business as Concentra Medical Centers)            Delaware
Concentra Occupational Healthcare Harrisburg, L.P.
   (doing business as Concentra Medical Centers)                                       Pennsylvania
Concentra Preferred Business Trust                                                     Massachusetts
Concentra Preferred Systems, Inc.                                                      Delaware
Concentra South Carolina, L.L.C. (doing business as Concentra Medical Centers)         Delaware
Concentra St. Louis, L.L.C. (doing business as Concentra Medical Centers)              Delaware
Concentra Vanderbilt, L.L.C. (doing business as Concentra Medical Centers)             Delaware
Concentra Winston-Salem, L.L.C. (doing business as Concentra Medical Centers)          Delaware
Concentra-UPMC, L.L.C (doing business as Concentra Medical Centers)                    Delaware
CRA Managed Care of Washington, Inc.                                                   Washington
CRA-MCO, Inc.                                                                          Nevada
Em3 Corporation                                                                        Nevada
First Notice Systems, Inc.                                                             Delaware
Focus Healthcare Business Trust                                                        Massachusetts
Focus Healthcare Management, Inc.                                                      Tennessee
HealthNetwork Systems LLC                                                              Delaware
Hillman Consulting, Inc.                                                               Nevada
Managed Prescription Program Joint Venture                                             Arizona
Medical Network Systems LLC                                                            Delaware
MetraComp, Inc                                                                         Connecticut
National Healthcare Resources, Inc.                                                    Delaware
NHR Michigan, Inc                                                                      Delaware
NHR Washington, Inc                                                                    Delaware
OccuCenters I, L.P. (doing business as Concentra Medical Centers; Concentra)           Texas
Occupational Health Ventures, L.L.C (doing business as Concentra Medical Centers)      Pennsylvania
OCI Holdings, Inc.(doing business as Concentra Medical Centers)                        Nevada
OHC of Oklahoma, L.L.C. (doing business as Concentra Medical Centers)                  Oklahoma
Tucson Occupational Medicine Partnership
    (doing business as Concentra Medical Centers)                                      Arizona
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